Exhibit 10.2

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to the Employment Agreement, (this “Amendment No 3”) is made and entered into as of the 1st day of April 2026 (the “Amendment Effective Date”), by and between Safe Pro Group Inc., a Delaware corporation (the “Corporation”), and Theresa Carlise (the “Executive”).

WHEREAS, the Corporation and Executive entered into an employment agreement dated June 22, 2023 (“Employment Agreement”); and

WHEREAS, the Corporation and Executive entered into an amendment to the employment agreement dated November 1, 2023, Amendment No. 1 (“Amendment No 1”); and

WHEREAS, the Corporation and Executive entered into an amendment to the employment agreement dated March 27, 2024, Amendment No. 2 (“Amendment No 2”); and

WHEREAS, the Corporation and Executive desire to enter into this Third Amendment to modify certain terms of the Employment Agreement, as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1. Amendment.

a. Section 4(a)(i) and 4(a)(ii) of the Employment Agreement are hereby deleted and and replaced by new Section 4(a) as follows:

“(a) The Corporation shall pay the Executive as compensation for her services hereunder, an annual salary $225,000 (Two Hundred Twenty-Five Thousand Dollars) payable pursuant to the Company’s regular payroll schedule (the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations. The Corporation shall review the Base Salary on an annual basis and has the right but not the obligation to increase it, but such salary shall not be decreased during the Term. In addition to the Base Salary, Executive shall receive an auto allowance of $1,000 per month.”

b. “Section 4(e) of the Employment Agreement is hereby amended by adding the following after the first sentence of the subsection:

“ The Company shall pay 100% of Executives’s health insurance premium through the Company’s plan or if the Company doesn’t have a plan, Executive shall recieve a monthly medical allowance of $2,000.”

2. Other Terms Unchanged. The Employment Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed, this Amendment as of the date first written above.

SAFE PRO GROUP INC.		EXECUTIVE:

By:	/s/ Dan Erdberg	/s/ Theresa Carlise
Name:	Dan Erdberg	Theresa Carlise
Title:	Chief Executive Officer